AMENDMENT NO. 3 TO

LOAN AND SECURITY AGREEMENT

 This AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 31, 2009 is entered into by and among BlueCrest Venture Finance Master Fund Limited, a Cayman Islands limited company as successor to BlueCrest Capital Finance, L.P. (“Lender”), and Bioheart, Inc., a Florida corporation (“Borrower”).

RECITALS

 A.           Borrower and Lender are parties to the Loan and Security Agreement (No. V07107) dated as of May 31, 2007, as amended by that certain Amendment to the Loan and Security Agreement dated April 2, 2009 and that certain Amendment No. 2 to Loan and Security Agreement dated as of July 1, 2009 (as amended, the “Loan Agreement”), pursuant to which Lender has agreed to provide certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

 B.           Borrower has requested that Lender consider amending the Loan Agreement to restructure certain terms and conditions thereof.

 C.           Lender is willing to amend the Loan Agreement, on the terms and conditions set forth herein.

AGREEMENT

 NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Ratification and Incorporation of Loan Agreement and Other Agreements.  Except as expressly modified by this Agreement, Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the Other Agreements.  Without limiting the generality of the foregoing, Borrower acknowledges and agrees that as of December 1, 2009, the aggregate outstanding principal amount of the Term Loan was $2,943,431.78.  Borrower represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of such indebtedness.

2. Amendments to Loan Agreement.

2.1 Section 1.III of the Loan Agreement is hereby amended to read, in its entirety, as follows:

“Warrants” means the Warrant described in Section 2.5(b) of the Loan Agreement, together with (i) the Warrant to purchase 1,315,542 shares of Borrower’s Common Stock at a purchase price of $0.5321 per share issued to Lender on or about April 2, 2009, (ii) the Warrant to purchase 909,090 shares of Borrower’s Common Stock at a purchase price of $0.66 per share issued to Lender on or about July 1, 2009, and (iii) the Warrant to purchase $600,000.00 of the shares of Borrower’s Common Stock at a purchase price equal to the average closing price over the five trading days ending December 17, 2009 minus 10% issued to Lender on the date hereof.

2.2 Section 2.1 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

Term Loan. On the terms and subject to the conditions contained in this Loan Agreement, including those listed in Section 2.5 hereof, Lender has loaned to Borrower on May 31, 2007, a term loan (the “Term Loan”), in the original principal amount of Five Million Dollars ($5,000,000.00), the proceeds of which were to be used for working capital.  As of the date hereof, the current outstanding principal balance of the Term Loan is $2,943,431.78.  This is not a revolving line of credit and Borrower may not repay and re-borrow the amounts advanced or to be advanced under this Section 2.1(a).  The Term Loan was initially to be repaid in thirty-six (36) monthly scheduled installments as follows: (i) commencing on the first Business Day of first full month after the date of the Term Loan, and continuing on the first Business Day of the second full calendar month and the third full calendar month after the date of the Term Loan, three (3) monthly payments of interest only (paid in arrears); then (ii) commencing on the first Business Day of the fourth full calendar month after the date of the Term Loan and continuing on the first Business Day of each month thereafter, thirty-three (33) equal monthly payments of principal and interest.  The Term Loan had previously been amended to be repaid as follows: (i) commencing on July 1, 2009, six (6) monthly payments of interest only (paid in arrears), then (ii) commencing on January 1, 2010, twenty four (24) equal monthly payments of principal and interest (paid in arrears) in the amount of $139,728.82 each.  From and after the date hereof, the Term Loan shall be repaid as follows: (i) commencing on January 1, 2010, six (6) monthly payments of interest only (paid in arrears), then (ii) commencing on July 1, 2010, twenty four (24) equal monthly payments of principal and interest (paid in arrears) in the amount of $139,728.82 each.  All such payments are to be made on the first Business Day of relevant month.

2.3 Section 5.1 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

Grant of Security Interest.  To further secure to Lender the prompt full and faithful payment and performance of Borrower’s Liabilities and the prompt, full and complete performance by Borrower of each of its covenants and duties under this Loan Agreement and the Other Agreements, Borrower grants to Lender, a valid, first priority continuing security interest in and lien upon all of the following (except as to assets or property with Permitted Liens, upon which a lien which may be other than a first priority lien is granted), whether now owned or hereafter acquired and wherever located:

(i)	All Receivables;

(ii)	All Equipment;

(iii)	All Fixtures;

(iv)	All General Intangibles;

(v)	All Intellectual Property;

(vi)	All Inventory;

(vii)	All Investment Property;

(viii)
All Deposit Accounts and Securities Accounts (other than Account Numbers 2290 0834 6165 and 2290 0834 6178 of the Borrower at Bank of America (the “Bank of America Aggregation Account” and the “Payroll Account”, respectively));

(ix)	All Cash;

(x)	All Documents;

(xi)	All other Goods and tangible and intangible personal property of Borrower, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and

(xii)
to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located and all products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing and all books and records with respect thereto;

(all of the foregoing personal property is hereinafter sometimes individually and sometimes collectively referred to as “Collateral”). Notwithstanding anything herein contained or construed to the contrary, Borrower is not granting to Lender, and Lender is not receiving from Borrower and the term “Collateral” shall not include, any grant of a security interest in the Bank of America Aggregation Account (and any payments from the Credit Support Providers to the Borrower under any of the Bank of America Loan Guarantee Agreements received therein), or the Payroll Account.  Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender’s security interest in the Collateral.

Borrower hereby further agrees that, except as expressly permitted herein including with respect to Permitted Liens, Borrower shall not hereafter grant a security interest in or pledge any of its Intellectual Property to any other party.”

3. Fee.  Borrower shall pay to Lender a fee (the “Commitment Fee”) in the amount of $20,000, as provided in Section 5 below.

4. Conditions to Effectiveness.

The effectiveness of this Agreement shall be subject to satisfaction of each of the following conditions:

4.1 Receipt by Lender of a copy of this Agreement, and the Amended, Restated Promissory Note in respect of the Term Loan (the “Amended Note”), and the Warrant noted in Section 2.1 above to be issued on the date hereof, each duly authorized, executed and delivered by Borrower; and

4.2 The absence of any Default or Events of Default.

5. Covenants.

Borrower covenants as follows:

5.1 Borrower shall deliver to Lender on or before January 15, 2010, $10,000 of the Commitment Fee;

5.2 Borrower shall deliver to Lender on or before January 31, 2010, the remaining $10,000 of the Commitment Fee; and

5.3 Borrower shall cause to be delivered to Lender on or before January 31, 2010, an Amendment to the Security Agreement (Intellectual Property) dated April 2, 2009, in form and substance reasonably satisfactory to Lender.

Failure to comply with the covenants in Sections 5.1 and 5.2 above in the timeframe specified above (without any cure periods) shall constitute an Event of Default under the Loan Agreement. Failure to comply with the covenant(s) in Section 5.3 above shall constitute an Event of Default under the Loan Agreement, but only if such failure continues for three (35) Business Days after Borrower’s receipt of written notice specifying such Default.

6. Representations and Warranties.  In order to induce Lender to enter into this Agreement and amend the Loan Agreement in the manner provided in this Agreement, Borrower represents and warrants to Lender as follows:

6.1 Power and Authority.  Borrower has all requisite corporate power and authority to enter into this Agreement, the Amended Note, the Warrant and the Amendment to Security Agreement (Intellectual Property) (collectively, the “Amendment Agreements”) and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (hereafter referred to as the “Amended Loan Agreement”).

6.2 Authorization of Agreements.  The execution and delivery of the Amendment Agreements by Borrower and the performance of the Amendment Agreements and the Amended Loan Agreement by Borrower have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by Borrower.

6.3 Enforceability.  Each of the Amendment Agreements and the Amended Loan Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether enforcement is sought in equity or at law).

6.4 No Conflict.  The execution and delivery by Borrower of the Amendment Agreements and the performance by Borrower of each of the Amendment Agreements and the Amended Loan Agreement do not and will not (i) to Borrower’s knowledge, contravene, in any material respect, any provision of any law or regulation, decree, ruling, judgment or order that is applicable to Borrower or its properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of Borrower or any material agreement, indenture, lease or instrument binding upon Borrower or its properties or other assets or (iii) result in the creation or imposition of any liens on its properties other than liens in favor of Lender granted by the Amendment Agreements.

6.5 Governmental Consents.  Except as may be required by law, including, without limitation, the Securities Act of 1934, as amended, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Amendment Agreements.

6.6 Representations and Warranties in the Loan Agreement.  Borrower confirms that as of the date hereof the representations and warranties contained in the Loan Agreement and the Other Agreements are (before and after giving effect to this Agreement) true and correct in all material respects (except (i) to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date; and (ii) that for purposes of determining the satisfaction of this representation, no effect shall be given to any exception in such representations and warranties relating to materiality) and that no Default or Event of Default has occurred and is continuing.

7. Miscellaneous.

7.1 Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or Other Agreements are intended or implied and in all other respects the Loan Agreement and Other Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the Loan Agreement or Other Agreements, the terms of this Agreement shall control.  The Loan Agreement and this Agreement shall be read and construed as one agreement.

7.2 Costs and Expenses.  Borrower absolutely and unconditionally agrees to pay to Lender, on demand by Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Lender or any participant of Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby, including any fees payable in connection with filings necessary to perfect the security interests granted to Lender hereunder.

7.3 Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.5 Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

7.6 Governing Law. Except as otherwise expressly provided in the Loan Agreement or any of the Other Agreements, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the principles thereof regarding conflicts of laws.

7.7 Counterparts.  This Agreement may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

7.8 Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

7.9 Recitals.  The recitals set forth at the beginning of this Agreement are true and correct, and such recitals are incorporated into and are a part of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

“Borrower”	“Lender”
BIOHEART, INC. By: _____________________________ Name:____________________________ Title: ____________________________
BLUECREST VENTURE FINANCE MASTER FUND LIMITED
acting through its duly appointed agent and investment manager,
BlueCrest Capital Management LLP

By:   ________________________________
Name: _______________________________
Title: ________________________________